U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2009

ECCO ENERGY CORP.
__________________________________________________
(Exact Name of Small Business Issuer as Specified in its Charter)

NEVADA
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(State or other Jurisdiction as Specified in Charter)

000-51656	75-2990007
(Commission file number)	(I.R.S. Employer Identification No.)

3315 Marquart St.
Suite 206
Houston, Texas 77027
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(Address of Principal Executive Offices)

713-771-5500
____________________
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 –CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OF OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Chief Executive Officer

On October 1, 2009, the Board of Directors of the Company appointed Jesse Q. (Jack) Ozbolt as the Chief Executive Officer, effective as of October 1, 2009.

Mr. Ozbolt joined ECCO during 2008 as Vice-President Engineering.  Prior to joining ECCO he worked with the Oil and Gas Asset Clearing House as Senior Engineer from 1998 through 2007.  He has a B.A. in Civil Engineering, Magna Cum Laude, from Duke University.  Mr. Ozbolt has over 30 years experience in the Oil and Gas industry, with extensive experience in evaluating prospective property in regard to all technical aspects of energy development.   He has worked for such firms as Exxon, Texas Eastern Corp., Enex Resources and The Oil and Gas Asset Clearinghouse.  Mr. Ozbolt resides in the greater Houston area.

Sam Skipper is dedicating himself to his private interests with Samurai Corp. and will not remain with ECCO.

There are no arrangements or understandings between Mr. Ozbolt and any other person pursuant to which he was selected as Chief Operating Officer. There are no family relationships between Mr. Ozbolt and any director or other executive officer of the Company. The Company is not aware of any transaction in which Mr. Ozbolt has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECCO ENERGY CORP.

Date: October 1, 2009	By:	/s/ Samuel Skipper
Name: Samuel Skipper
Title: President/CEO